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                                     Filed Pursuant to Rule 424(b)(3) and (c)
                                     Registration Statement No. 333-51249


October 5, 1998

                                1,823,995 SHARES

                            SPIEKER PROPERTIES, INC.
                                  COMMON STOCK


         This Prospectus Supplement is intended to be read in conjunction with the Preliminary Prospectus dated April 28, 1998 with respect to 1,823,995 shares of common stock of Spieker Properties, Inc.

         On September 30, 1998, we paid a dividend of one Right for each outstanding share of our common stock held of record at the close of business on September 30, 1998. Thereafter, we will issue one Right for each share of common stock issued prior to the Separation Time (as defined in the Rights Agreement referred to below) and, after the Separation Time, pursuant to options and convertible securities and partnership units of Spieker Properties, L.P. outstanding at the Separation Time. The Rights are issued pursuant to a Stockholder Protection Rights Agreement, dated as of September 10, 1998, between Spieker Properties, Inc. and The Bank of New York, as Rights Agent. Such agreement is attached as Exhibit 1 to the our Registration Statement on Form 8-A dated September 22, 1998 and we hereby incorporate it by reference.

         We also hereby incorporate by reference the description of the Rights contained in our Current Report on Form 8-K dated September 22, 1998.